Exhibit 10.1

THE WESTERN UNION COMPANY

2024 LONG-TERM INCENTIVE PLAN

I. INTRODUCTION

1.1. Purposes. The purposes of The Western Union Company 2024 Long-Term Incentive Plan (the “Plan”) are (i) to advance the interests of The Western Union Company (the “Company”) by attracting and retaining high caliber employees, and other key individuals who perform services for the Company, a Subsidiary or an Affiliate, (ii) to align the interests of the Company’s stockholders and recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success and (iii) to motivate award recipients to act in the long-term best interests of the Company and its stockholders.

1.2. Definitions.

“Affiliate” shall mean any entity of which the Company owns or controls, directly or indirectly, less than 50% but at least 20% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award and shall include any terms and conditions that may apply to such award.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, unless otherwise defined in an Agreement, the willful and continued failure to substantially perform the duties assigned by the Company, a Subsidiary or an Affiliate (other than a failure resulting from the award recipient’s disability), the willful engaging in conduct which is demonstrably injurious to the Company, a Subsidiary or an Affiliate (monetarily or otherwise), any act of dishonesty, the commission of a felony, the continued failure to meet performance standards, excessive absenteeism, or a significant violation of any statutory or common law duty of loyalty to the Company, a Subsidiary or an Affiliate.

“Change in Control” shall mean:

(a) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 35% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this definition; provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 35% or more of the Outstanding Common Stock or 35% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities, such additional beneficial ownership shall constitute a Change in Control;

(b) during any twenty-four (24) month period, the cessation of individuals, who constitute the Board as of the date this Plan is adopted by the Board (the “Incumbent Board”), to constitute at least a majority of such Incumbent Board; provided that any individual who becomes a director of the Company subsequent to the date this Plan is approved by the Board whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(c) the consummation of a reorganization, merger, statutory share exchange, consolidation or similar form of corporate transaction or the consummation of the sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 35% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 35% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d) the consummation of a plan of complete liquidation or dissolution of the Company.

Solely with respect to any award that constitutes “deferred compensation” subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership”, “change in effective control”, and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for purposes of determining whether a participant’s rights to such award become vested or otherwise unconditional upon the Change in Control.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Committee” shall mean the Compensation and Benefits Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded; provided, however, that in the case of awards granted to Non-Employee Directors, the Board shall serve as the “Committee” and references herein to the “Committee” shall mean the Board with respect to the administration of the Plan for Non-Employee Directors.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, and all rights appurtenant thereto.

“Company” has the meaning specified in Section 1.1.

“Corporate Transaction” shall have the meaning set forth in the definition of “Change in Control” in this Section 1.2.

“Effective Date” shall mean the date on which the Plan was approved by the Company’s stockholders.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” shall mean a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Common Stock reported on the New York Stock

Exchange or such other established stock exchange on which the Common Stock is principally traded on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported closing transaction price of a share of Common Stock on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the preceding date for which transactions were reported; provided, however, that if the shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate and in accordance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, a Stock Option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent provided in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, and which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in the definition of “Change in Control” in this Section 1.2.

“Non-Employee Director” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Other Stock Award” shall mean an award granted pursuant to Section 3.4 of the Plan.

“Outstanding Common Stock” shall have the meaning set forth in the definition of “Change in Control” in this Section 1.2.

“Outstanding Voting Securities” shall have the meaning set forth in the definition of “Change in Control” in this Section 1.2.

“Performance Award” shall mean an award conferring a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive shares of Common Stock, Restricted Stock, Restricted Stock Units, cash, or any combination thereof, as determined by the Committee or as evidenced in the Agreement relating to such Performance Award.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of a Stock Option or SAR, (ii) as a condition to the grant of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or in the case of a Restricted Stock Unit Award, Performance Award or Other Stock Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. One or more of the following criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) or individual basis, may be used by the Committee in establishing Performance Measures under this Plan: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; total shareholder return; increase in stockholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; net income; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, customer retention, business expansion, cost targets, customer satisfaction, productivity, employee retention, succession management, management of the cost of insurance claims, achievement of regulatory compliance performance goals, measurable marketing effectiveness, achievement of diversity goals, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, and acquisitions or divestitures, or such other goals as the Committee may determine whether or not listed herein. Each such goal may be determined on a pre-tax or post-tax basis or on an absolute or relative basis, and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a Performance Measure or determining the achievement of a Performance Measure, the Committee may provide that achievement of the applicable Performance Measures may be amended or adjusted to include or exclude components of any Performance Measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.

“Performance Period” shall mean any period designated by the Committee or specified in an Agreement during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Person” shall have the meaning set forth in the definition of "Change in Control” set forth in this Section 1.2.

“Plan” shall have the meaning set forth in Section 1.1.

“Prior Plan” shall mean The Western Union Company 2006 Long-Term Incentive Plan, The Western Union Company 2015 Long-Term Incentive Plan, and each other equity plan previously maintained by the Company under which awards remain outstanding as of the Effective Date.

“Related Employment” shall mean the employment or performance of services by an individual for an employer that is neither the Company nor a Subsidiary nor an Affiliate, provided that (i) such employment or performance of services is undertaken by the individual at the request of the Company, a Subsidiary or an Affiliate, (ii) immediately prior to undertaking such employment or performance of services, the individual was employed by or performing service for the Company, a Subsidiary, or an Affiliate or was engaged in Related Employment and (iii) such employment or performance of services is in the best interests of the Company as determined by the Committee and is recognized by the Committee, in its discretion, as Related Employment. The death or Disability of an individual or his or her involuntary termination of employment during a period of Related Employment shall be treated, for purposes of this Plan, as if the death, Disability or involuntary termination had occurred while the individual was employed by or performing services for the Company, a Subsidiary or an Affiliate.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean the right to receive one share of Common Stock or, in lieu thereof and to the extent provided for in the Agreement, the Fair Market Value thereof in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award or (ii) the vesting conditions applicable to a Restricted Stock Unit Award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award, a Restricted Stock Unit Award, or an Other Stock Award.

“Stock Option” shall mean a Nonqualified Stock Option or an Incentive Stock Option.

“Subsidiary” shall mean any entity of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of a Stock Option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, a Stock Option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such Stock Option, shares of Common Stock (which may be Restricted Stock) or, to the extent provided in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such Stock Option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3. Administration. This Plan shall be administered by the Committee. The Committee may grant any one or a combination of the following awards under this Plan to eligible persons: (i) Stock Options (in the form of Nonqualified Stock Options or Incentive Stock Options); (ii) SARs (in the form of Free-Standing SARs or Tandem SARs); (iii) Stock Awards (in the form of Restricted Stock Awards, Restricted Stock Unit Awards, or Other Stock Awards); and (iv) Performance Awards.

The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons, and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, and purchase price, exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award.

The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish, amend and revoke rules and regulations it deems necessary or desirable for the administration of this Plan, adopt sub-plans applicable to specific Subsidiaries, Affiliates or locations and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities to the extent permitted under local law. The Committee may require, as a condition to the issuance, exercise, settlement or acceptance of an award under this Plan, that the award recipient agree to mandatory arbitration to settle any disputes relating to such award. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the President and Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the President and Chief Executive Officer or other executive officer of the Company with regard to (x) the selection for participation in this Plan of an officer, Non-Employee Director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, Non-Employee Director or other person and (y) any decision regarding the impact of a Change in Control on awards issued under the Plan.

No member of the Board or Committee, and neither the President and Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the President and Chief Executive Officer or other executive officers shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4. Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors, agents and persons expected to become officers, other employees, Non-Employee Directors, consultants, independent contractors and agents of the Company, its Subsidiaries and its Affiliates, as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. The aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be awarded or granted during any fiscal year of the Company to any Non-Employee Director, for his or her services as a Non-Employee Director, shall not exceed $1,000,000; provided, however, that this limit shall not apply to distributions of previously deferred compensation under a deferred compensation plan maintained by the Company or compensation received by the director in his or her capacity as an officer or employee of the Company.

1.5. Shares Available.

(a) Plan Share Limit. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, the number of shares of Common Stock that shall initially be available for all awards under this Plan, other than Substitute Awards, shall be (i) 22,300,000 shares plus (ii) any shares of Common Stock that are available for awards under The Western Union Company 2015 Long-Term Incentive Plan as of the Effective Date. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, no more than 22,300,000 shares of Common Stock in the aggregate may be issued under this Plan in connection with Incentive Stock Options. The number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding Stock Options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Awards denominated in shares of Common Stock, other than Substitute Awards.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

(b) Increases. To the extent that shares of Common Stock subject to an outstanding award granted under this Plan or the Prior Plan, other than Substitute Awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to a Stock Option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related Stock Option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan. In addition, shares of Common Stock subject to an award granted under this Plan or the Prior Plan, other than an Option or SAR, shall again become available for issuance under this Plan if such shares are delivered to or withheld by the Company to pay the withholding taxes related to such award. Notwithstanding anything herein to the contrary, shares of Common Stock subject to an award under this Plan or a Prior Plan shall not again be available for issuance under this Plan if such shares are (x) shares that were subject to a Stock Option or a SAR and were not issued or delivered upon the net settlement or net exercise of such Stock Option or SAR, (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding Stock Option or SAR or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise.

(c) Source of Shares. Shares of Common Stock to be delivered under this Plan shall be made available from authorized but unissued shares, treasury shares, reacquired shares, or any combination thereof.

1.6 Employment. Except as provided otherwise in this Plan or an Agreement, for purposes of this Plan, references to “employment” with the Company or “employment with or service to the Company” shall (i) mean the employment with or service to the Company, a Subsidiary or an Affiliate, including transfers of employment between the Company, a Subsidiary and an Affiliate and Related Employment and (ii) include service as a Non-Employee Director, consultant, independent contractor or agent. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during any periods during which such participant is on a leave of absence.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1. Stock Options. The Committee may, in its discretion, grant Stock Options to such eligible persons as may be selected by the Committee. Each Stock Option, or portion thereof, that is not an Incentive Stock Option shall be a Nonqualified Stock Option. An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any parent or subsidiary (as defined in Section 424 of the Code). Each Incentive Stock Option shall be granted within ten years of the date this Plan is adopted by the Board. To the extent the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to a Stock Option shall be determined by the Committee. The purchase price per share of Common Stock purchasable upon exercise of a Stock Option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon the exercise of a Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Stock Option; provided, however, that if an Incentive Stock Option shall be granted to any person who, at the time such Incentive Stock Option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of a Stock Option that is a Substitute Award, the purchase price per share of the shares of Common Stock subject to such Stock Option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares of Common Stock subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b) Option Period and Exercisability. The period during which a Stock Option may be exercised shall be determined by the Committee; provided, however, that no Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such Incentive Stock Option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of a Stock Option or to the exercisability of all or a portion of a Stock Option. The Committee shall determine whether a Stock Option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable Stock Option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. A Stock Option may be exercised (i) by giving written or electronic notice to the Company or its designated agent, in accordance with procedures prescribed by the Company, specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (E) any other method of payment permitted by the Committee and applicable law, or (F) by a combination of the foregoing, in each case to the extent set forth in the Agreement relating to the Stock Option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock and no certificate or other indicia of ownership representing Common Stock shall be delivered until the full purchase price therefor, and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2. Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to a SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of the related Stock Option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the Stock Option for which the SAR is exchanged or substituted).

Notwithstanding the foregoing, in the case of a SAR that is a Substitute Award, the base price per share of the shares of Common Stock subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares of Common Stock subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b) Exercise Period and Exercisability. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of a SAR shall be determined by the Committee; provided, however, that (i) no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related Stock Option and (ii) no Free-Standing SAR shall be exercised later than ten years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates or other indicia of ownership representing such Restricted Stock shall be issued in accordance with Section 3.2(c) or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of a SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written or electronic notice to the Company or its designated agent, in accordance with procedures prescribed by the Company, specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any Stock Options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written or electronic notice to the Company or its designated agent, in accordance with procedures prescribed by the Company, specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing shares of Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3. Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of a Stock Option or SAR (i) upon a termination of employment with or service to the Company of the holder of such Stock Option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.

2.4. No Dividend Equivalents. Notwithstanding anything in an Agreement to the contrary, the holder of a Stock Option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such Stock Option or SAR.

2.5. Repricing and Discounting. Other than pursuant to Section 5.7, neither the Board nor the Committee shall without the approval of the Company’s stockholders (i) lower the purchase price or base price per share of Common Stock subject to a Stock Option or SAR after it is granted, (ii) cancel a Stock Option or SAR when the purchase price or base price per share of Common Stock subject to such Stock Option or SAR exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another award (other than in connection with a Change in Control), (iii) cancel any previously-granted Stock Option or SAR in exchange for another Stock Option or SAR with a lower purchase price or base price, or (iv) take any other action with respect to a Stock Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares of Common Stock are listed.

III. STOCK AWARDS

3.1. Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to the Stock Award shall specify whether the Stock Award is a Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award.

3.2. Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Performance Measures (if any) and the Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or Performance Period or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period or Performance Period, and for the forfeiture of all or a portion of the shares of Common Stock subject to such award (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or Performance Period or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period or Performance Period.

(c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented thereby is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. As determined by the Committee, all such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of any applicable Performance Measures), in each case subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the Committee’s right to cause such Award to be cancelled pursuant to an adjustment under Section 5.7 and the terms and conditions of the Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions (including, for the avoidance of doubt, vesting conditions related to continued employment or the achievement of performance-based vesting conditions) as the shares of Common Stock with respect to which such distribution was made.

3.3. Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award, including the number of shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Rights and Provisions Applicable to Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to vesting conditions (including, for the avoidance of doubt, continued employment or the achievement of performance-based vesting conditions) shall be subject to the same vesting conditions as the underlying awards. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award. No shares of Common Stock and no certificates or other indicia of ownership representing shares of Common Stock that are subject to a Restricted Stock Unit Award shall be issued upon the grant of a Restricted Stock Unit Award. Instead, shares of Common Stock subject to Restricted Stock Unit Awards and the certificates or other indicia of ownership representing such shares of Common Stock shall only be distributed at the time of settlement of such Restricted Stock Unit Awards in accordance with the terms and conditions of this Plan and the Agreement relating to such Restricted Stock Unit Award.

3.4. Other Stock Awards. Subject to the limitations set forth in the Plan, the Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, including without limitation shares of Common Stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of Common Stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee. The Committee shall determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion. Any distribution, dividend or dividend equivalents with respect to Other Stock Awards that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying awards.

3.5 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.

IV. PERFORMANCE AWARDS

4.1. Performance Awards. The Committee may, in its discretion, make Performance Awards to such eligible persons as may be selected by the Committee.

4.2. Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Amount of Performance Award and Performance Measures. The Agreement shall set forth the amount of the Performance Award and a description of the Performance Measures and the Performance Period applicable to such Performance Award, as determined by the Committee in its discretion.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee in its discretion, for the vesting of a Performance Award, if specified Performance Measures are satisfied during the specified Performance Period, and for the forfeiture of all or a portion of such award, if specified Performance Measures are not satisfied during the specified Performance Period.

(c) Settlement of Vested Performance Awards. The Agreement relating to a Performance Award (i) shall specify whether a Performance Award may be settled in shares of Common Stock, Restricted Stock, Restricted Stock Units, cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividends or dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividends or dividend equivalents, with respect to the number of shares of Common Stock subject to such award, if any; provided, however, any dividends or dividend equivalents with respect to a Performance Award that is subject to vesting conditions (including, for the avoidance of doubt, continued employment or the achievement of performance-based vesting conditions) shall be subject to the same restrictions as such Performance Award. If a Performance Award is settled in shares of Restricted Stock, a certificate or certificates or other indicia of ownership representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Award in shares of Common Stock or Restricted Stock the holder of such award shall have no rights as a stockholder of the Company with respect to any shares of Common Stock subject to such award.

4.3. Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.

V. GENERAL

5.1. Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2024 annual meeting of stockholders and, if so approved, the Plan shall become effective as of the Effective Date. Once effective, this Plan shall supersede and replace the Prior Plan; provided, that the Prior Plan shall remain in effect with respect to all outstanding awards granted under the Prior Plan until such awards have been exercised, forfeited, cancelled, expired, or otherwise terminated in accordance with the terms of such awards. This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of the Effective Date, unless terminated earlier by the Board; provided, however, that no Incentive Stock Options shall be granted after the tenth anniversary of the date on which the Plan was approved by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan.

In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

5.2. Amendments. The Board or the Committee may amend this Plan in any manner as it shall deem advisable in its sole discretion; provided, however, that no amendment of the Plan shall be effective without stockholder approval if (a) stockholder approval is required by applicable law, rule or regulation, including any rule of the New York Stock Exchange, or any other stock exchange on which the Common Stock is then traded, or (b) such amendment would (i) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 5.7), (ii) modify the prohibitions on the repricing or discounting of Stock Options and SARs contained in Section 2.5, or (iii) modify the Non-Employee Director compensation limit set forth in Section 1.4 hereof. No amendment of the Plan or an outstanding award may materially impair the rights of a holder (the determination of which shall be made by the Committee in its sole discretion) of an outstanding award without the consent of such holder.

5.3. Agreement. The Company may condition an award holder’s right (a) to exercise, vest or settle the award and (b) to receive delivery of shares, on the execution and delivery to the Company of the Agreement and the completion of other requirements, including, but not limited to, the execution of a nonsolicitation agreement by the recipient and delivery thereof to the Company. Notwithstanding anything contained herein to the contrary, the Committee may, in its sole discretion and for any reason at any time (including, without limitation, in cases of retirement, death, disability, or other terminations of employment), take action such that (i) any or all outstanding Stock Options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding award shall lapse and (iv) the Performance Measures applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level.

5.4. Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder or pursuant to a domestic relations order, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5. Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local, foreign or other income, social insurance, payroll or other tax-related items which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”) in the amount necessary to satisfy any such obligation, or withhold an amount of cash which would otherwise be payable to a holder, including withholding from wages or other cash compensation otherwise due to the holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously-owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation, (D) a cash payment to the Company by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise (in the case of a Stock Option) or an irrevocable notice of sale (in the case of a Stock Award), (E) any other method of payment permitted by the Committee and applicable law, or (F) by a combination of the foregoing, in each case to the extent set forth in the Agreement relating to an award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6. Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting, exercise or settlement of such award or the delivery of shares thereunder, such award shall not vest, be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. In addition, the Committee may condition the grant of an award on compliance with certain listing, registration or other qualifications applicable to the award under any law or any obligation to obtain the consent or approval of a governmental body. The Company may require that certificates or other indicia of ownership evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7. Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding Stock Option and SAR (including the number and class of securities subject to each outstanding Stock Option or SAR and the purchase price or base price per share), the terms of each outstanding Stock Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Award (including the number and class of securities subject thereto, if applicable) shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Stock Options and SARs in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.8. Change in Control

(a) Assumption or Substitution of Certain Awards. Unless otherwise provided in an Agreement or an award holder’s effective employment, change in control, severance or other similar agreement in effect on the date of grant of the appliable award, in the event of a Change in Control in which the successor company assumes the applicable award or substitutes a replacement award for the applicable award, if an award holder’s employment is terminated by the Company without Cause (or otherwise terminates for an eligible reason according to the terms of any Company severance policy applicable to the holder as of the effective date of a Change in Control) during the period commencing as of the effective date of the Change in Control and ending twenty-four months after the effective date of the Change in Control, then effective on the holder’s date of termination of employment (i) each outstanding Stock Option and SAR held by such holder shall become fully vested and exercisable, (ii) the Restriction Period applicable to each outstanding award held by such holder shall lapse, and (iii) Performance Awards shall vest or become exercisable or payable in accordance with the applicable Agreements; provided, however, that awards that provide for a deferral of compensation within the meaning of Section 409A of the Code shall be settled in accordance with the applicable Agreements, subject to the terms of the Plan and Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, each Stock Option or SAR granted to such holder shall remain exercisable by the holder (or his or her legal representative or similar person) until the earlier of (y) the date that ends on the later of (1) one-year following the award holder’s termination of employment under this section, (2) the expiration of the applicable post-termination exercise period set forth in the applicable Agreement, (3) the expiration of any post-termination exercise period mandated by local statute, or (4) if an award holder is subject to a severance policy as of the effective date of a Change in Control, the end of the severance period applicable to the holder under such severance policy, or (z) the expiration date of the term of the Stock Option or SAR.

(b) Awards Not Assumed or Substituted. Subject to the terms of the applicable Agreements, in the event of a Change in Control in which the awards are not effectively assumed or substituted in accordance with Section 5.8(a), the Board, as constituted prior to the Change in Control, may, in its discretion:

(i)
require that (w) some or all outstanding Stock Options and SARs shall become exercisable in full or in part, (x) the Restriction Period applicable to some or all outstanding Stock Awards shall lapse in full or in part, (y) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and/ or (z) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;

(ii)
require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or
(iii)
require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (x) a cash payment or other property in an amount equal to (1) in the case of a Stock Option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such Stock Option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such Stock Option or SAR, (2) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(b)(i), whether or not vested, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (3) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(b)(i); (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (x) above; or (iii) a combination of the payment of cash or other property pursuant to clause (x) above and the issuance of shares pursuant to clause (y) above.

5.9. Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award (other than awards of Incentive Stock Options, Nonqualified Stock Options and SARs) made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10. No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company or affect in any manner the right of the Company to terminate the employment of any person at any time without liability hereunder.

5.11. Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.12. Designation of Beneficiary. If permitted by the Committee, the holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death. To the extent an outstanding Stock Option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such Stock Option or SAR to the extent permitted under local law. Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award hereunder held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13. Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.14. Foreign Employees. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures and to foster and promote achievement of the purposes of this Plan. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on termination of employment; available methods of exercise or settlement of an award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries, Affiliates or locations. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Sections 1.5 and 5.2, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

5.15. Termination of Employment or Service. Unless otherwise determined by the Committee, an award holder employed by or providing service to an entity that is a Subsidiary or an Affiliate under this Plan shall be deemed to have terminated employment with or service to the

Company for purposes of this Plan on the date that such entity ceases to be a Subsidiary or an Affiliate hereunder.

5.16. Code Section 409A. Notwithstanding anything in this Plan to the contrary (for purposes of this Section 5.16, “Plan” shall include all Agreements under the Plan), the Plan will be construed, administered or deemed amended as necessary to comply with the requirements of Section 409A of the Code to avoid taxation under Section 409A(a)(1) of the Code to the extent subject to Section 409A of the Code. The Committee, in its sole discretion, shall determine the requirements of Section 409A of the Code applicable to the Plan and shall interpret the terms of the Plan consistently therewith. Under no circumstances, however, shall the Company or any Subsidiary or Affiliate or any of its or their employees, officers, directors, service providers or agents have any liability to any person for any taxes, penalties or interest due on amounts paid or payable under the Plan, including any taxes, penalties or interest imposed under Section 409A of the Code. Any payments to award holders pursuant to this Plan are also intended to be exempt from Section 409A of the Code to the maximum extent possible, first, to the extent such payments are scheduled to be paid and are in fact paid during the short-term deferral period, as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4), and then, if applicable, under the separation pay exemption pursuant to Treasury regulation §1.409A-1(b)(9)(iii), and for this purpose each payment shall be considered a separate payment such that the determination of whether a payment qualifies as a short-term deferral shall be made without regard to whether other payments so qualify and the determination of whether a payment qualifies under the separation pay exemption shall be made without regard to any payments which qualify as short-term deferrals. To the extent any amounts under this Plan are payable by reference to an award holder’s “termination of employment,” such term shall be deemed to refer to the award holder’s “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Plan, if an award holder is a “specified employee,” as defined in Section 409A of the Code, as of the date of the award holder’s separation from service, then to the extent any amount payable under this Plan (i) constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, (ii) is payable upon the award holder’s separation from service and (iii) under the terms of this Plan would be payable prior to the six-month anniversary of the award holder’s separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of the separation from service or (b) the date of the award holder’s death.

5.17. Awards Subject to Clawback. Except to the extent prohibited by law, the awards granted under this Plan and any cash payment or Common Stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation the Company’s Misconduct Clawback and Forfeiture Policy, the Company’s Dodd-Frank Clawback and Forfeiture Policy, and any other policy which the Company may be required to adopt under applicable law or listing standards.